UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2005
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31254	13-3532663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue, New York, New York	10016

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-907-6000

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1: STOCK PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE

ITEM 1.01. Entry into a Material Definitive Agreement.
     On September 15, 2005, The BISYS Group, Inc. (the “Company”) announced a definitive agreement to sell its Information Services business pursuant to a Stock Purchase Agreement dated as of September 15, 2005 (the “Purchase Agreement”) by and among the Company, BISYS Inc., a wholly-owned subsidiary of the Company, Open Solutions Inc. (“OSI”) and Husky Acquisition Corporation, a wholly-owned subsidiary of OSI (“Husky”). Pursuant to the terms of the Purchase Agreement, Husky has agreed to purchase all of the issued and outstanding common stock of BIS LP Inc., a wholly-owned subsidiary of BISYS which is engaged in the business of providing outsourced information and account processing services, asset-retention solutions, and specialized back-office services and check imaging solutions to banks, insurance companies and corporations, for a cash purchase price of $470,000,000. The purchase price is subject to adjustment for changes in working capital from June 30, 2005 to the closing date. The purchase price is also subject to an adjustment related to the potential impact of the Company’s previously announced intent to restate certain of its historical consolidated financial statements on the Information Services segment. In addition, the Company has agreed to indemnify OSI and Husky with respect to its representations, warranties and covenants, subject to agreed upon limitations. In connection with the sale, the parties will also enter into certain ancillary agreements, including a Transition Services Agreement designed to ensure a smooth transition of the Information Services business to OSI. The completion of the transactions contemplated by the Purchase Agreement is subject to regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act, receipt of third party consents, the funding of OSI’s committed bank financing, the completion of an audit of the financial statements of the Information Services business and other customary closing conditions. The closing of the sale is expected to occur in the Company’s second fiscal quarter ending December 31, 2005. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 2.1. The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to, and solely for the benefit of, each other. The statements contained in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     The Company’s press release announcing the execution of the Purchase Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement dated as of September 15, 2005 by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc., and BISYS Inc. (Schedules and Exhibits to this Agreement have been omitted from this filing and will be furnished supplementally to the Securities and Exchange Commission upon request.)

99.1	Press Release of The BISYS Group, Inc. dated September 15, 2005

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.

Date: September 19, 2005	By:	/s/ Edward S. Forman

Edward S. Forman
Senior Vice President, Acting General
Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement dated as of September 15, 2005 by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc., and BISYS Inc. (Schedules and Exhibits to this Agreement have been omitted from this filing and will be furnished supplementally to the Securities and Exchange Commission upon request.)

99.1	Press Release dated September 15, 2005

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